UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

_______________________________________

FORM 8-K/A

(Amendment No.1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report

October 8, 2014

(Date of earliest event reported)

Callon Petroleum Company

(Exact name of registrant as specified in its charter)

Delaware	001-14039	64-0844345
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

200 North Canal St.

Natchez, Mississippi  39120

(Address of principal executive offices, including zip code)

(601) 442-1601

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

As previously disclosed in its Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 14, 2014, Callon Petroleum Operating Company (“CPOC”), a subsidiary of Callon Petroleum Company (“Callon” or the “Company”), on October 8, 2014, completed the acquisition of certain undeveloped acreage and producing oil and gas properties (the “Acquired Properties”) located in the Midland, Andrews, Ector and Martin Counties, Texas (the “Acquisition”) for an aggregate purchase price of approximately $205 million in cash, including estimated purchase price adjustments, with an effective date of May 1, 2014. In conjunction with the closing of the Acquisition, the Company amended the borrowing base under its existing $500 million senior secured revolving credit facility to $250 million and replaced its existing $125 million secured second lien term loan with a new $300 million secured second lien term loan.

This Current Report on Form 8-K/A provides unaudited pro forma consolidated financial statements required by Item 9.01 of Form 8-K. The financial statements of businesses acquired, which are required by Item 9.01 of Form 8-K, were included in the Company’s Form 8-K filed on September 8, 2014. This Current Report on Form 8-K/A should be read in connection with the Form 8-K filed on September 8, 2014 and the Form 8-K filed on October 14, 2014, which provide a more complete description of the Acquisition.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(b)	Pro forma financial information.

Unaudited Pro Forma Consolidated Financial Statements of the Company as of June 30, 2014 and for the year ended December 31, 2013 and for the six months ended June 30, 2014, are attached hereto as Exhibit 99.2.

(d)	Exhibits

Exhibit Number	Exhibit Description

99.1	Unaudited Pro Forma Consolidated Financial Statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Callon Petroleum Company
(Registrant)

November 03, 2014	By: /s/ Joseph C. Gatto, Jr.
Joseph C. Gatto, Jr.
Chief Financial Officer, Senior Vice President and Treasurer

Exhibit Index

Exhibit Number	Exhibit Description

99.1	Unaudited Pro Forma Consolidated Financial Statements